                                    CERTIFICATE


            The undersigned hereby certifies that he is the Secretary of Prime Income Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 30, 1998 as provided in Section 8.3 of the said Declaration, said Amendment to take effect on June 22, 1998, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

            Dated this 22nd day of June, 1998.




                                     -----------------------------------
                                     Barry Fink
                                     Secretary

                                      AMENDMENT





Dated:                June 22, 1998

To be Effective:      June 22, 1998





                                         TO

                                 PRIME INCOME TRUST

                                DECLARATION OF TRUST

                                       DATED

                                  AUGUST 17, 1989

              Amendment dated June 22, 1998 to the Declaration of Trust
               (the "Declaration") of Prime Income Trust (the "Trust")
                                dated August 17, 1989


            WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

            WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Dean Witter Prime Income Trust," such change to be effective on June 22 ,1998;

NOW, THEREFORE:

            1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

                 "Section 1.1. NAME. The name of the Trust created hereby is the Morgan Stanley Dean Witter Prime Income Trust and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

            2. Subsection (n) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

                 "Section 1.2. DEFINITIONS...

                 "(n) "TRUST" means the Morgan Stanley Dean Witter Prime Income Trust."

            3. The Declaration is hereby amended to add a new Section 10.7 to read in its entirety as follows:

                 "Section 10.7. USE OF THE NAME "MORGAN STANLEY DEAN WITTER." Morgan Stanley Dean Witter & Co. ("MSDW") has consented to the use by the Trust of the identifying name "Morgan Stanley Dean Witter," which is a property right of MSDW. The Trust will only use the name "Morgan Stanley Dean Witter" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Morgan Stanley Dean Witter" for any purpose. MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of MSDW or any corporate affiliate of MSDW, the Trust will take such action as may be required to provide its consent to the use of the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use. Upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Trust may enter, the Trust shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name "Morgan Stanley Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, Trustees and Shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name."

            4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

            5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 22nd day of June, 1998.

/s/ Michael Bozic                            /s/ Manuel H. Johnson
-----------------------------------          ---------------------------------
Michael Bozic, as Trustee                    Manuel H. Johnson, as Trustee
and not individually                         and not individually
c/o Levitz Furniture Corp.                   c/o Johnson Smick International
Inc.
6111 Broken Sound Parkway, NW                1133 Connecticut Avenue, NW
Boca Raton, FL  33487                        Washington, D.C.  20036



/s/ Charles A. Fiumefreddo                   /s/ Michael E. Nugent
-----------------------------------          ---------------------------------
Charles A. Fiumefreddo, as Trustee           Michael E. Nugent, as Trustee
and not individually                         and not individually
Two World Trade Center                       c/o Triumph Capital, L.P.
New York, NY  10048                          237 Park Avenue
                                             New York, NY  10017



/s/ Edwin J. Garn                            /s/ Philip J. Purcell
-----------------------------------          ---------------------------------
Edwin J. Garn, as Trustee                    Philip J. Purcell, as Trustee
and not individually                         and not individually
c/o Huntsman Corporation                     1585 Broadway
500 Huntsman Way                             New York, NY  10036
Salt Lake City, UT  84111



/s/ John R. Haire                            /s/ John L. Schroeder
-----------------------------------          ---------------------------------
John R. Haire, as Trustee                    John L. Schroeder, as Trustee
and not individually                         and not individually
Two World Trade Center                       c/o Gordon Altman Butowsky Weitzen
New York, NY  10048                          Shalov & Wein
                                             Counsel to the Independent Trustees
                                             114 West 47th Street
                                             New York, NY 10036
/s/ Wayne E. Hedien
-----------------------------------
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
  Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY  10036

STATE OF NEW YORK     )
                      )ss.:
COUNTY OF NEW YORK    )


On this 22nd day of June, 1998, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN
J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.





                                                    /s/ Marilyn K. Cranney
                                                    ----------------------
                                                             Notary Public


MARILYN K. CRANNEY
NOTARY PUBLIC, State of New York
No. 24-4795538
Qualified in Kings County
Commission Expires May 31, 1999